Exhibit 99.1

The ONE Group Reports Third Quarter 2022 Financial Results

Revenue and Comparable Sales Increase vs. 2021 and Comparable Sales Increase 45.6% vs. 2019

Opened Company-owned STK San Francisco

Repurchases $3.5 Million in Shares Under $10 Million Buyback Authorization

Denver, CO – (BUSINESS WIRE) – November 3, 2022 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 30, 2022.

Highlights for the third quarter compared to the same period in 2021 are as follows:

●	Total GAAP revenues increased 1.6% to $73.0 million from $71.9 million;
●	GAAP net income attributable to The ONE Group was $0.5 million, or $0.01 per share ($0.07 adjusted net income per share) ****, compared to GAAP net income of $11.7 million, or $0.34 per share ($0.11 adjusted net income per share)****
●	Restaurant Operating Profit*** decreased 21.3% to $9.1 million from $11.6 million; and
●	Adjusted EBITDA** decreased 29.0% to $7.1 million from $10.0 million.

Comparable sales* for the third quarter compared to the same periods in 2021 and 2019:

●	Compared to 2021:
o	Consolidated comparable sales* increased 0.5%;
o	Comparable sales* for STK increased 3.5%; and
o	Comparable sales* for Kona Grill decreased 3.6%.

●	Compared to 2019:
o	Consolidated comparable sales* increased 45.6%;
o	Comparable sales* for STK increased 70.6%; and
o	Comparable sales* for Kona Grill increased 22.3%.

“Our comparable sales results reflect strong comparisons from 2019 as we are generating industry leading average unit volumes across both STK and Kona Grill. This quarter, we decided to take modest price increases knowing it would not offset the historic high inflation affecting our industry. Instead, we will be taking additional pricing in the fourth quarter, which is traditionally our strongest, as guest come to celebrate the holidays. As we look ahead, the investments we’ve made in being fully staffed should pay dividends and we will continue to remain laser focused on delivering exceptional and unforgettable guest experiences to drive top-line momentum as we continue to navigate this challenging cost environment,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

Hilario continued, “During the third quarter, we opened STK San Francisco which is averaging over $350,000 per week and is performing extremely well.  Over a 90-day period, we will have opened STK San Francisco, STK Dallas and STK Stratford, a 13% increase in our STK unit count. In addition, we believe we are early in our growth strategy with significant whitespace ahead and our pipeline is the strongest in our history. Looking ahead, we foresee a total addressable market of at least 400 restaurants including 200 STK restaurants globally and at least 200 Kona Grills domestically, and we are targeting best-in-class ROIs between 40% and 50% for new Company-Owned STKs and for Company-Owned Kona Grills.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions; the Company has presented comparable sales growth from 2019 to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has reopened in-person dining.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this release.

***Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant Operating Profit in this release.

****Adjusted Net Income. We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, lease termination expenses, one-time stock-based compensation, other non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of the adjustment. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted Net Income in this release.

Third Quarter 2022 Financial Results

Total GAAP revenues increased $1.2 million, or 1.6%, to $73.0 million in the third quarter of 2022 from $71.9 million in the third quarter of 2021.

Total owned restaurant net revenues increased $1.6 million, or 2.3%, to $69.5 million in the third quarter of 2022 from $68.0 million in the third quarter of 2021. The increase was primarily attributable to the addition of STK San Francisco in August 2022. Consolidated comparable sales* increased 0.5% from the third quarter of 2021 and increased 45.6% from the third quarter of 2019.

Management, license and incentive fee revenues decreased $0.4 million, or 10.8%, to $3.5 million in the third quarter of 2022 from $3.9 million in the third quarter of 2021. The decrease was primarily driven by decreased revenues in our managed properties in London, England.

Restaurant Operating Profit*** decreased $2.5 million, or 21.3%, to $9.1 million and represented 13.1% of Company-owned restaurant net revenues in the third quarter of 2022 compared to $11.6 million and 17.1% of Company-owned restaurant net revenues in the third quarter of 2021. The decrease was primarily due to consolidated higher average wage and operating costs.

General and administrative costs increased $0.4 million, or 8.2%, to $6.4 million for the three months ended September 30, 2022 from $6.0 million for the three months ended September 30, 2021. The increase was attributable to additional investments required ahead of growth, increased accounting and legal fees and increased stock-based compensation expense, partially offset by a decrease in performance-based variable compensation expense. In addition, the Company experienced increased travel expenses due to rising hotel and airfare costs.

Pre-opening expenses were $2.7 million for the three months ended September 30, 2022 compared to $0.6 million for the three months ended September 30, 2021. This increase was primarily related to payroll, training and non-cash pre-open rent for STK San Francisco which opened in August 2022 and STK Dallas which opened in November 2022, and Kona Grill Riverton and Kona Grill Columbus which are currently under construction.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the third quarter of 2022 was $0.5 million, or $0.01 per share, compared to $11.7 million, or $0.34 per share, in the third quarter of 2021.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the third quarter of 2022 was $2.4 million, or $0.07 per share, compared to $3.7 million, or $0.11 per share, in the third quarter of 2021.

Adjusted EBITDA** decreased $2.9 million, or 29.0%, to $7.1 million in the third quarter of 2022 from $10.0 million in the third quarter of 2021.

As of September 30, 2022, the Company had $17.5 million in cash and cash equivalents, $24.4 million in term loan debt, and $5.6 million available on its revolving credit facility.

Restaurant Development

In August 2022, we opened an owned STK restaurant in San Francisco, California and a licensed virtual location in conjunction with REEF Kitchens in Austin, Texas that features offerings from Kona Grill and Bao Yum. In November 2022, we opened an owned STK restaurant in Dallas, Texas. We intend to open six additional venues in the fourth quarter of 2022 and the first quarter of 2023. There are three Company-owned Kona Grill restaurants (Riverton, UT, Columbus, OH and Desert Ridge, AZ) and one managed STK restaurant (Stratford, UK) under development. In addition, in conjunction with REEF Kitchens, we plan to test and open two additional licensed units in Texas for takeout and delivery only. These units will feature offerings from Kona Grill and Bao Yum.

Share Repurchase

On September 7, 2022, the Company announced the commencement of a share repurchase program for up to $10 million of its outstanding common stock. As of September 30, 2022, we had repurchased 500,000 shares for aggregate consideration of $3.5 million under this program.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-416-981-9038. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 22020936. The replay will be available until November 17, 2022.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 24 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 14 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except income per share and related share information)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenues:
Owned restaurant net revenue	$69,538	$67,966	$216,984	$184,982
Management, license and incentive fee revenue	3,482	3,903	11,342	8,129
Total revenues	73,020	71,869	228,326	193,111
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	17,281	17,733	55,231	46,925
Owned restaurant operating expenses	43,136	38,640	126,818	101,882
Total owned operating expenses	60,417	56,373	182,049	148,807
General and administrative (including stock-based compensation of $1,001, $653, $2,791 and $2,812 for the three and nine months ended September 30, 2022 and 2021, respectively)	6,447	5,959	20,587	17,272
Depreciation and amortization	2,930	2,572	8,571	7,766
COVID-19 related expenses	—	1,131	2,534	3,776
Agreement restructuring expenses	—	—	—	494
Pre-opening expenses	2,684	587	3,833	842
Lease termination expenses	—	58	255	352
Transaction costs	51	131	51	131
Total costs and expenses	72,529	66,811	217,880	179,440
Operating income	491	5,058	10,446	13,671
Other expenses (income), net:
Interest expense, net	435	781	1,387	3,262
Loss on early debt extinguishment	—	600	—	600
Gain on CARES Act Loan forgiveness	—	(9,968)	—	(18,529)
Total other expenses (income), net	435	(8,587)	1,387	(14,667)
Income before provision for income taxes	56	13,645	9,059	28,338
(Benefit) provision for income taxes	(321)	1,544	721	2,188
Net income	377	12,101	8,338	26,150
Less: net (loss) income attributable to noncontrolling interest	(105)	430	(117)	573
Net income attributable to The One Group Hospitality, Inc.	$482	$11,671	$8,455	$25,577
Currency translation loss	(87)	(34)	(348)	(44)
Comprehensive income attributable to The ONE Group Hospitality, Inc.	$395	$11,637	$8,107	$25,533

Net income attributable to The ONE Group Hospitality, Inc. per share:
Basic net income per share	$0.01	$0.36	$0.26	$0.83
Diluted net income per share	$0.01	$0.34	$0.25	$0.75

Shares used in computing basic income per share	32,663,549	31,993,557	32,496,780	30,830,521
Shares used in computing diluted income per share	33,921,498	34,380,573	34,062,661	34,223,857

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenues:
Owned restaurant net revenue	95.2%	94.6%	95.0%	95.8%
Management, license and incentive fee revenue	4.8%	5.4%	5.0%	4.2%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	24.9%	26.1%	25.5%	25.4%
Owned restaurant operating expenses (1)	62.0%	56.9%	58.4%	55.1%
Total owned operating expenses (1)	86.9%	82.9%	83.9%	80.4%
General and administrative (including stock-based compensation of 1.4%, 0.9%, 1.2% and 1.5% for the three and nine months ended September 30, 2022 and 2021, respectively)	8.8%	8.3%	9.0%	8.9%
Depreciation and amortization	4.0%	3.6%	3.8%	4.0%
COVID-19 related expenses	—%	1.6%	1.1%	2.0%
Agreement restructuring expenses	—%	—%	—%	0.3%
Pre-opening expenses	3.7%	0.8%	1.7%	0.4%
Lease termination expenses	—%	0.1%	0.1%	0.2%
Transaction costs	0.1%	0.2%	—%	0.1%
Total costs and expenses	99.3%	93.0%	95.4%	92.9%
Operating income	0.7%	7.0%	4.6%	7.1%
Other expenses (income), net:
Interest expense, net	0.6%	1.1%	0.6%	1.7%
Loss on early debt extinguishment	—%	0.8%	—%	0.3%
Gain on CARES Act Loan forgiveness	—%	(13.9)%	—%	(9.6)%
Total other expenses (income), net	0.6%	(12.0)%	0.6%	(7.6)%
Income before provision for income taxes	0.1%	19.0%	4.0%	14.7%
(Benefit) provision for income taxes	(0.4)%	2.1%	0.3%	1.1%
Net income	0.5%	16.8%	3.7%	13.5%
Less: net (loss) income attributable to noncontrolling interest	(0.1)%	0.6%	(0.1)%	0.3%
Net income attributable to The One Group Hospitality, Inc.	0.7%	16.2%	3.7%	13.2%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	September 30,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$17,477	$23,614
Accounts receivable	8,454	11,356
Inventory	4,988	3,915
Other current assets	2,274	3,666
Due from related parties	376	376
Total current assets	33,569	42,927

Property and equipment, net	85,466	69,638
Operating lease right-of-use assets	84,928	85,395
Deferred tax assets, net	12,096	12,313
Intangibles, net	15,283	15,505
Other assets	4,231	3,199
Security deposits	810	858
Total assets	$236,383	$229,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,557	$11,094
Accrued expenses	17,613	23,155
Deferred license revenue	79	90
Deferred gift card revenue and other	1,426	2,029
Current portion of operating lease liabilities	6,114	5,396
Current portion of long-term debt	500	500
Total current liabilities	37,289	42,264

Deferred license revenue, long-term	238	298
Operating lease liabilities, net of current portion	105,038	103,616
Long-term debt, net of current portion	27,940	23,132
Total liabilities	170,505	169,310

Commitments and contingencies (Note 15)

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 32,744,362 issued and 32,231,728 outstanding at September 30, 2022 and 32,138,396 issued and 32,125,762 outstanding at December 31, 2021	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Treasury stock, 512,634 and 12,634 shares at cost at September 30, 2022 and December 31, 2021, respectively	(3,540)	(37)
Additional paid-in capital	54,347	53,481
Retained earnings	19,087	10,632
Accumulated other comprehensive loss	(2,993)	(2,645)
Total stockholders’ equity	66,904	61,434
Noncontrolling interests	(1,026)	(909)
Total equity	65,878	60,525
Total liabilities and equity	$236,383	$229,835

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$69,538	$67,966	$216,984	$184,982
Management, license and incentive fee revenue	3,482	3,903	11,342	8,129
GAAP revenues	$73,020	$71,869	$228,326	$193,111

Food and beverage sales from managed units (1)	30,450	32,178	90,919	64,719

Total food and beverage sales at owned and managed units	$99,988	$100,144	$307,903	$249,701

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2022:

	2022 vs. 2021			2022 vs. 2019
	Q1	Q2	Q3	Q1	Q2	Q3
US STK Owned Restaurants	57.1%	17.8%	4.0%	73.5%	91.4%	80.6%
US STK Managed Restaurants	103.6%	26.6%	2.1%	41.1%	60.5%	50.4%
US STK Total Restaurants	66.7%	19.8%	3.5%	62.9%	81.9%	70.6%
Kona Grill Total Restaurants	21.9%	3.7%	-3.6%	27.5%	27.6%	22.3%
Combined Same Store Sales	45.1%	12.8%	0.5%	45.3%	53.5%	45.6%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Net income attributable to The One Group Hospitality, Inc.	$482	$11,671	$8,455	$25,577
Net (loss) income attributable to noncontrolling interest	(105)	430	(117)	573
Net income	377	12,101	8,338	26,150
Interest expense, net	435	781	1,387	3,262
(Benefit) provision for income taxes	(321)	1,544	721	2,188
Depreciation and amortization	2,930	2,572	8,571	7,766
EBITDA	3,421	16,998	19,017	39,366
COVID-19 related expenses	—	1,131	2,534	3,776
Agreement restructuring expenses	—	—	—	494
Transaction costs	51	131	51	131
Stock-based compensation	1,001	653	2,791	2,812
Lease termination expense (1)	—	58	255	352
Non-cash rent expense (2)	(75)	(16)	(160)	(19)
Pre-opening expenses	2,684	587	3,833	842
Gain on CARES Act Loan forgiveness	—	(9,968)	—	(18,529)
Loss on early debt extinguishment	—	600	—	600
Adjusted EBITDA	7,082	10,174	28,321	29,825
Adjusted EBITDA attributable to noncontrolling interest	(56)	126	77	407
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$7,138	$10,048	$28,244	$29,418

(1)	Amount relates to lease exit costs for 2016 leases for restaurants never built. All amounts have been paid as of September 30, 2022.
(2)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the condensed consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Operating income as reported	$491	$5,058	$10,446	$13,671
Management, license and incentive fee revenue	(3,482)	(3,903)	(11,342)	(8,129)
General and administrative	6,447	5,959	20,587	17,272
Depreciation and amortization	2,930	2,572	8,571	7,766
COVID-19 related expenses	—	1,131	2,534	3,776
Agreement restructuring expenses	—	—	—	494
Pre-opening expenses	2,684	587	3,833	842
Lease termination expense	—	58	255	352
Transaction costs	51	131	51	131
Restaurant Operating Profit	$9,121	$11,593	$34,935	$36,175
Restaurant Operating Profit as a percentage of owned restaurant net revenue	13.1%	17.1%	16.1%	19.6%

Restaurant operating profit by brand is as follows (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
STK restaurant operating profit (Company owned)	$ 7,237	$ 8,309	$ 25,519	$ 23,458
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	18.5%	22.6%	21.0%	24.6%
Kona Grill restaurant operating profit	$ 1,915	$ 3,422	$ 9,544	$ 12,693
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	6.4%	11.0%	10.1%	14.3%

Adjusted Net Income. We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, one-time stock-based compensation, other non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of the adjustment.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Net income attributable to The One Group Hospitality, Inc. as reported	$482	$ 11,671	$8,455	$25,577
Adjustments:

COVID-19 related expenses(1)	259	1,131	2,793	3,776
Accelerated Stock Compensation	—	—	—	485
Non-recurring and Non-cash Pre-opening Expenses(2)	1,721	—	1,945	—
Non-recurring Legal and Professional Fees	138	—	617	—
Gain on CARES Act Loan Forgiveness	—	(9,968)	—	(18,529)
Transaction Expenses	51	—	51	—
Loss on Early Debt Extinguishment	—	600	—	600
Adjusted net income before income taxes	2,651	3,434	13,861	11,909
Income tax effect on adjustments(3)	(244)	21	(860)	643
Impact of excluding certain discrete income tax items	(51)	285	(716)	(792)
Adjusted net income attributable to The One Group Hospitality, Inc.	$2,355	$3,740	$12,285	$11,760

Adjusted net income per share: Basic	$0.07	$0.12	$0.38	$0.38
Adjusted net income per share: Diluted	$0.07	$0.11	$0.36	$0.34

Shares used in computing basic income per share	32,663,549	31,993,557	32,496,780	30,830,521
Shares used in computing diluted income per share	33,921,498	34,380,573	34,062,661	34,223,857

(1)	COVID-19 expenses for the three months ended September 30, 2022 reflect printing costs for paper menus as the Company transitions back to reusable menus.
(2)

Non-recurring and Non-cash Pre-opening Expenses relate to non-recurring travel expenses for our training teams and new venue employees training at other locations and non-cash rent expensed during the pre-opening period.

(3)

Reflects the tax expense associated with the adjustments for the three and nine months ended September 30, 2022, and September 30, 2021. The Company uses its statutory tax rate for the current year and for the previous year.